UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2023

BIO-TECHNE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17272	41-1427402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

55413
614 McKinley Place NE Minneapolis, Minnesota 55413
(Address of Principal Executive Offices) (Zip Code)

(612) 379-8854
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TECH	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On March 31, 2023, Bio-Techne Corporation (the “Company”) completed its investment to acquire approximately 20% of Wilson Wolf Manufacturing LLC (“Wilson Wolf”) for $257 million pursuant to (i) the Investment and Acquisition Option Agreement by and among the Company, Wilson Wolf, and the John R. Wilson Revocable Trust II (the “Trust”), dated December 13, 2021, as amended by the First Amendment, dated November 16, 2022 (as amended, the “Investment Agreement”), and (ii) the First Investment Acquisition Option Agreement, by and among the Company, Wilson Wolf, and the Trust, dated February 28, 2023.

Pursuant to the terms of the Investment Agreement, the Company will purchase the remaining equity in Wilson Wolf for approximately $1 billion upon Wilson Wolf’s achievement of certain annual revenue or EBITDA thresholds plus potential contingent consideration for revenue in excess of the revenue milestone. The total expected payments if such thresholds are not met by December 31, 2027 is approximately 4.4 times trailing twelve month revenue.

A copy of the press release issued by Bio-Techne Corporation on April 3, 2023, announcing the completion of its investment in Wilson Wolf is attached hereto as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 3, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-TECHNE CORPORATION

Date: April 3, 2023	By:	/s/ Shane V. Bohnen
Shane V. Bohnen
Senior Vice President, General Counsel and Secretary